Confidential
===============================================================================

                                Project Harbor

                     Presentation to the Special Committee

                       Update of Strategic Alternatives

                                 July 28, 2000

===============================================================================

                                   McDonald
                                  Investments
                                    [Logo]

                 Title                                                   Section
                 -----                                                   -------

                 Executive Summary                                          1

                 Strategic Alternatives
                 ----------------------

                      Status Quo                                            2

                      Break-Up Scenario                                     3

                      Strategic Sale or Merger - Update from SSB

                      Recapitalization - Current Negotiations
                      with a Financial Buyer

  McDonald
 Investments
   [Logo]

 Industrial
Manufacturing
   Group

                               Executive Summary
                               [Graphic omitted]

  McDonald
 Investments
   [Logo]

 Industrial
Manufacturing
   Group

                                                                   Confidential


                               Executive Summary
                               -----------------

===============================================================================

o Project Harbor is a diversified small capitalization manufacturing company with operations divided among a number of business segments with the automotive segment accounting for 50% of sales.

                                                       2000E Sales         %
                                                       -----------         -
     -    Specialty metal formed products                $872.2           50%
     -    Specialty fasteners products                    243.1           13
     -    Towing systems products                         267.4           18
     -    Specialty packaging and sealing products        216.3           13
     -    Specialty industrial products                   107.7            6

o McDonald Investments was hired in December 1999 by the special committee as its financial advisor and to undertake a study to enable it to issue a fairness opinion in a certain going private transaction.

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Industrial Manufacturing Group          1           McDonald Investments [Logo]

                                                                   Confidential

                           -------------------------

===============================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Price Share @ 7/26/00                                    $  11.50          Enterprise Value as a Multiple of
                                                                           --------------------------------------------------------
Shares Outstanding                                           44.8          LTM Sales                                          1.0x
                                                         --------          LTM EBIT                                           7.7x
                                                                           LTM EBITDA                                         5.6x
Implied Equity Value                                       $515.3

Balance Sheet Data @ 6/30/99E                                              Equity Value as a Multiple of
------------------------------------------------------                     --------------------------------------------------------

Cash                                                          3.0          2000 Net Income                                    5.2x
Equity and Other Investments in Affiliates - After-Tax      138.0 [1]
Convertible Subordinated Debentures                         305.0
Long-Term Debt                                            1,031.0          Premium (Discount) to Current Price
Other                                                         0.0          --------------------------------------------------------
                                                         --------
                                                                           52 Week High                                     -35.0%
Implied Enterprise Value                                 $1,710.3          52 Week Low                                        9.5%
-----------------------------------------------------------------------------------------------------------------------------------
Note: [1] After-Tax Proceeds from Current Offer for all Affiliates Excluding Saturn + Proceeds from Saturn's Scheduled IPO

o The stock is trading at $11.50 per share as of 7/26/00, down 32% for the Latest Twelve Months.

o Automotive OEM represents approximately 50.0% of Harbor's estimated sales for the year ended 12/31/00.

o The Automotive OEM Supplier s Group was down 23% for the latest twelve months ending 7/26/00.

o    Current Comparable Automotive Suppler Group Median Multiples:

                           Enterprise Value to:
                           --------------------
                           LTM Sales        0.6x
                           LTM EBIT         5.5x
                           LTM EBITDA       4.1x

Automotive Supplier Group: ARM;BWA;MODI;TWR;SUP;AXL;HAZ;INMT;SMPS

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Industrial Manufacturing Group          2           McDonald Investments [Logo]

                                                                   Confidential


                            Summary of Alternatives
                            -----------------------

===============================================================================

Alternative
-----------
o    Status Quo

o    Break-Up Scenario

o    Strategic Sale or Merger

o    Recapitalization

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Industrial Manufacturing Group          3           McDonald Investments [Logo]
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                                                                   Confidential


                           Current Price Performance
                           -------------------------

===============================================================================

                       Harbor Weekly Volume/Price Graph
                       --------------------------------
                               7/30/99 to 7/26/00

                               [Graphic omitted]

Graphs Harbors weekly stock trading volume and stock price from 7/30/99 to 7/2600.


Harbor is currently trading at $11.50, down 9.4% for the year.

Average daily volume continued to drop to an average of 83,336 shares during 2000 compared to 90,006 and 162,333 shares in 1999 and 1998 respectively.

Liquidity concerns raise the cost of capital of Harbor causing a multiple compression given constant growth prospects.

Stock price closes at a 52 Week High of $17.50 on 8/27/99.

Stock price closes at a 52 Week Low of $10.81 on 6/30/00

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Industrial Manufacturing Group          4           McDonald Investments [Logo]
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                                                                   Confidential


                           Price Earnings Multiples
                           ------------------------

===============================================================================

                    Trailing Twelve Price Earnings Multiple
                    ---------------------------------------
                                  1995 - LTM

                               [Graphic omitted]

Graphs Harbors trailing year end twelve months price earnings multiple from 12/95 to the latest twelve months versus the S&P 500 over the same time period.


Note: Harbor EPS adjusted for non-recurring or unusual items. Adjusted for options using the treasury method.

Source: FactSet and Company reports


Harbor's P/E has decreased from a year-end high of 19.8x in 1996 to the current valuation of 6.3x.

The S&P500 is currently trading at 28.5x trailing twelve months EPS.

P/E compression due to:
-----------------------
Small Capitalization

Significant Automotive Exposure

Leveraged Balance Sheet

     Current Total Debt to
     EBITDA of 4.4x

     Automotive Comparable
     Group Median Total Debt
     to EBITDA of 2.2x

     Diversified Comparable
     Group Median Total Debt
     to EBITDA of 1.7x

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Industrial Manufacturing Group          5           McDonald Investments [Logo]

                                                                   Confidential


                        LTM Harbor Price Performance Vs.
                        --------------------------------
             Automotive Supplier Group; Diversified Group; S&P500

===============================================================================

                               [Graphic omitted]

Graphs Harbors weekly stock price performance versus the automotive supplier group, the diversified group, and the S&P 500 indexed from 7/30/99 to 7/26/00.


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Automotive Supplier Group: ARM;BWA;MODI;TWR;ARV;SUP;AXL;HAZ;INMT;SMPS

Diversified Group: DOV;DHR;ETN;CBE;IIN;SPW;USI;HSC;CR

Source: FactSet

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Industrial Manufacturing Group          6           McDonald Investments [Logo]

                                                                   Confidential


                            Harbor Economic Profit
                            ----------------------

===============================================================================

                               [Graphic omitted]

Graphs Harbors economic profit for the Forming Segment, Packaging Segment, Specialty Segment, Towing Segment, and the Fasteners Segment for the year-ended 12/99A and 12/00E.


o Positive economic profit achieved by the Forming Segment only for the periods ending 12/99A and 12/00E. Positive economic profit is achieved only when returns on invested capital exceed the stakeholder's required return.

o Total segment economic profit of ($34.7) and ($35.6) for the periods ending 12/99E and 12/00E respectively.

-------------------------------------------------------------------------------

Economic Profit = Invested Capital* ( ROIC - WACC)

Where ROIC = Return on Invested Capital; WACC = Weighted Average Cost of Capital (i.e. required return of both debt and equity investors)

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Industrial Manufacturing Group          7           McDonald Investments [Logo]

                                  Status Quo
                               [Graphic omitted]


  McDonald
 Investments
   [Logo]

 Industrial
Manufacturing
    Group

                                                                   Confidential


                           Current Research Coverage
                           -------------------------

===============================================================================

o According to First Call Recommendations, Project Harbor is currently followed by four equity analysts with the following First Call ratings:

     -    ABN AMRO Inc.                      Buy
     -    Deutsche Bank Alex. Brown          Buy/Hold
     -    ING Barings                        Hold
     -    Morgan Stanley Dean Witter         Hold


                     Most Recent Revisions have been Down.
     -------------------------------------------------------------------
               Revision            Consensus           Number of
                 Date            Recommendation         Brokers
               --------          --------------        ---------
               07/05/00                2.3                 4
               03/31/00                1.8                 4
               02/27/00                1.3                 3
               02/23/00                1.8                 4
               10/17/00                2.0                 5

          Note:
          ---------------------------------------------------------
          Ratings Scale: 1.0 = Buy; 3.0 = Hold; 5.0 = Sell
     -------------------------------------------------------------------

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Industrial Manufacturing Group          8           McDonald Investments [Logo]

                                                                   Confidential


                      Dividend Discount Model - Earnings
                      ----------------------------------

===============================================================================

             Dividends Per Year                        Management Estimates
             ------------------                        --------------------
                           2000        $ 0.35     $ 0.35     $ 0.35     $ 0.35     $ 0.35     $ 0.35
                           2001          0.35       0.35       0.35       0.35       0.35       0.35
                           2002          0.35       0.35       0.35       0.35       0.35       0.35
                                       ------     ------     ------     ------     ------     ------
                          Total        $ 1.05     $ 1.05     $ 1.05     $ 1.05     $ 1.05     $ 1.05

             Earnings Per Share                        Management Estimates
             ------------------                        --------------------
                           2000        $ 1.86     $ 1.86     $ 1.86     $ 1.86     $ 1.86     $ 1.86
                           2001          2.60       2.60       2.60       2.60       2.60       2.60
                           2002          3.14       3.14       3.14       3.14       3.14       3.14

-----------------------------------------------------------------------------------------------------
Terminal Value P/E Multiple              5.0x       6.0x       7.0x       8.0x       9.0x      10.0x
-----------------------------------------------------------------------------------------------------

        Implied Price Per Share
        -----------------------
                           2000        $ 9.29     $11.15     $13.01     $14.86     $16.72     $18.58
                           2001         12.98      15.58      18.17      20.77      23.37      25.96
                           2002         15.72      18.87      22.01      25.15      28.30      31.44

-----------------------------------------------------------------------------------------------------
Equity Discount Rate                    14.5%      14.5%      14.5%      14.5%      14.5%      14.5%
-----------------------------------------------------------------------------------------------------

              Present Value [1]
              -----------------
Holding Period (Yrs) 1     2000       $ 8.44      $10.06     $11.69     $13.31     $14.93     $16.55
                     2     2001        10.51       12.49      14.47      16.45      18.43      20.41
                     3     2002        11.34       13.43      15.52      17.62      19.71      21.81

Note:
-----------------------------------------------------------------------------------------------------
[1] Present Value of Dividends and Implied Price Per Share Based on the Investment Holding Period

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Industrial Manufacturing Group          9           McDonald Investments [Logo]

                                                                   Confidential


                       Dividend Discount Model - EBITDA
                       --------------------------------

===============================================================================

               Projected EBITDA                           Management Estimates
               ----------------                           --------------------
                           2000       $320.8      $320.8     $320.8     $320.8     $320.8     $320.8
                           2001        376.6       376.6      376.6      376.6      376.6      376.6
                           2002        419.1       419.1      419.1      419.1      419.1      419.1

-------------------------------------------------------------------------------------------------------
Terminal Value EBITDA Multiple           4.0x        4.5x       5.0x       5.5x       6.0x       6.5x
-------------------------------------------------------------------------------------------------------

       Implied Enterprise Value
       ------------------------
                           2000     $1,283.2    $1,443.6   $1,604.0   $1,764.4   $1,924.8   $2,085.2
                           2001      1,506.4     1,694.7    1,883.0    2,071.3    2,259.6    2,447.9
                           2002      1,676.4     1,886.0    2,095.5    2,305.1    2,514.6    2,724.2

                       Net Debt
                       --------
                           2000     $1,269.3    $1,269.3   $1,269.3   $1,269.3   $1,269.3   $1,269.3
                           2001      1,192.2     1,192.2    1,192.2    1,192.2    1,192.2    1,192.2
                           2002      1,079.8     1,079.8    1,079.8    1,079.8    1,079.8    1,079.8

        Implied Price Per Share
        -----------------------
                           2000       $ 3.04      $ 6.25     $ 9.45     $12.66     $15.87     $19.08
                           2001         9.04       12.81      16.58      20.34      24.11      27.87
                           2002        14.69       18.88      23.07      27.27      31.46      35.65

-------------------------------------------------------------------------------------------------------
Equity Discount Rate                   14.5%       14.5%      14.5%      14.5%      14.5%      14.5%
-------------------------------------------------------------------------------------------------------

              Present Value [1]
              -----------------
Holding Period (Yrs) 1     2000       $ 2.98      $ 5.78     $ 8.58     $11.39     $14.19     $16.99
                     2     2001         7.51       10.38      13.26      16.13      19.00      21.87
                     3     2002        10.65       13.44      16.23      19.03      21.82      24.61

Note:
-----------------------------------------------------------------------------------------------------
[1] Present Value of Dividends, Implied Price Per Share, and Affiliates Based on the Investment Holding Period

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Industrial Manufacturing Group          10          McDonald Investments [Logo]

                                   Break-Up
                                   Scenario
                               [Graphic omitted]


  McDonald
 Investments
   [Logo]

 Industrial
Manufacturing
   Group

                                                                   Confidential

                      Business Segment After-Tax Proceeds
                      -----------------------------------

===============================================================================

--------------------------------------------------     -----------------------------------------------
Fasteners Segment                                      Towing Segment
--------------------------------------------------     -----------------------------------------------
Comparable Public Companies                $276.7      Comparable Public Companies             $246.5
Discounted Cash Flow / Economic Profit      274.1      Discounted Cash Flow / Economic Profit   347.7
Comparable Public M&A Transactions          260.8      Comparable Public M&A Transactions       341.4
                                           ------                                              ------
Implied Enterprise Value                    270.5      Implied Enterprise Value                 311.9

Basis                                                  Basis
-----                                                  -----
Book                                        329.9      Book                                     275.5
Tax                                         157.9      Tax                                      119.1
                                           ------                                              ------
Average                                     243.9      Average                                  197.3

Gain(Loss)                                   26.7      Gain(Loss)                               114.5
Taxes @ 38.0%                                10.1      Taxes @ 38.0%                             43.5

After-Tax Proceeds                         $260.4      After-Tax Proceeds                      $268.3
--------------------------------------------------     -----------------------------------------------

--------------------------------------------------     -----------------------------------------------
Packaging Segment                                      Specialty Segment
--------------------------------------------------     -----------------------------------------------
Comparable Public Companies                $329.4      Comparable Public Companies             $ 82.3
Discounted Cash Flow / Economic Profit      379.9      Discounted Cash Flow / Economic Profit   114.7
Comparable Public M&A Transactions          330.5      Comparable Public M&A Transactions       110.9
                                           ------                                              ------
Implied Enterprise Value                    346.6      Implied Enterprise Value                 102.6

Basis                                                  Basis
-----                                                  -----
Book                                        360.6      Book                                     141.8
Tax                                         129.2      Tax                                       54.0
                                           ------                                              ------
Average                                     244.9      Average                                   97.9

Gain(Loss)                                  101.7      Gain(Loss)                                 4.7
Taxes @ 38.0%                                38.6      Taxes @ 38.0%                              1.8

After-Tax Proceeds                         $307.9      After-Tax Proceeds                      $100.8
--------------------------------------------------     -------------------------------------------------

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Industrial Manufacturing Group          11          McDonald Investments [Logo]

                                                                   Confidential


                      Business Segment After-Tax Proceeds
                      -----------------------------------

===============================================================================

-----------------------------------------------        ---------------------------------------------------
Forming Segment [1]                                    Total
-----------------------------------------------        ---------------------------------------------------
Comparable Public Companies             $569.9         Fasteners Segment                         $  260.4
Discounted Cash Flow / Economic Profit   843.5         Towing Segment                               268.3
Comparable Public M&A Transactions       940.3         Packaging Segment                            307.9
                                        ------         Specialty Segment                            100.8
Implied Enterprise Value                 784.6         Forming Segment [1]                          784.6
                                                                                                 --------
Basis                                                  After-Tax Proceeds                         1,722.1
-----
Book                                     482.4         Balance Sheet Data @ 6/30/00E
Tax                                      335.8         ---------------------------------------
                                        ------
Average                                  409.1         Cash                                           4.0
                                                       Cash Proceeds from Equity Affiliates - AT    138.0
Gain(Loss)                               375.5         Convertible Subordinated Debentures          305.0
Taxes @ 38.0%                                -         Long-Term Debt                             1,031.0
                                                                                                 --------
After-Tax Proceeds                      $784.6         After-Tax Proceeds to Shareholders           528.1
-----------------------------------------------
[1] Forming Segment Sold Last in Harbor Stock Sale     Shares Outstanding                            44.8
                                                                                                 --------

                                                       Implied Price per Share                     $11.79
                                                       ---------------------------------------------------


o The Fasteners, Towing, Packaging, and Specialty Segments would be sold first leaving the Forming Segment as Harbor Consolidated. The Forming Segment would then be sold in a Harbor stock sale to avoid any additional taxes.

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Industrial Manufacturing Group          12          McDonald Investments [Logo]